Exhibit 31.2

                                 CERTIFICATIONS
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I, Erin N. Ruhe, certify that:

1.   I have reviewed this annual report on Form 10-K/A of HomeFed Corporation;
     and

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date:  May 12, 2005


                                     /s/ Erin N. Ruhe
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                                    Erin N. Ruhe
                                    Vice President, Treasurer and Controller